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                                                            EXHIBIT 10(iii).15


                     AMERICAN BANKERS INSURANCE GROUP, INC.

                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         1. PURPOSE OF THE PLAN.

            The purpose of this Non-Employee Directors' Stock Option Plan is to promote the success of American Bankers Insurance Group, Inc. (the "Company") by attracting and retaining non-employee directors. The Plan supplements the non-employee directors' cash compensation and provides a means for them to increase their holdings of common stock of the Company, thereby fostering an increased personal interest in the Company's continued success and progress, to the mutual benefit of directors, employees and Shareholders of the Company. It is intended that this Plan qualify under Rule 16b-3 ("Rule 16b-3") promulgated under Section 16 of the Securities Exchange Act of 1934, as amended
("Section 16").

         2. DEFINITIONS.

            As used herein, the following definitions shall apply:

                2.1 The "Company" means American Bankers Insurance Group, Inc., a Florida corporation.

                2.2 "Board" means the Board of Directors of the Company.

                2.3 "Business Day" means a day on which the New York Stock
            Exchange is open for trading business.

                2.4 "Committee" means the Planning and Compensation Committee of the Board, which is the designated administrator of the Plan.

                2.5 "Common Stock" means the Common Stock, par value $1.00 per share of the Company.

                2.6 "Code" means the Internal Revenue Code of 1986, as amended.

                2.7 "Director" means a member of the Board.

                2.8 "Eligible Director" means any Director who is not an
            employee, full time or part time, of the Company or any Subsidiary.

                2.9 "Fair Market Value" when used in connection with Common
            Stock on a certain date means the last reported sale price as reported by the NASDAQ System on the relevant date, or if no quotation shall have been


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            made on that date, on the next preceding day on which there was a quotation.

                2.10 "Grant Date" means the date of each Annual Meeting of the
            Board subsequent to the approval of the Plan by the Shareholders.

                2.11 "Long-Term Disability" means a disability within the
            meaning of Section 22(e)(3) of the Code.

                2.12 "Option" means a stock option granted pursuant to this
            Plan.

                2.13 "Option Agreement" means the agreement between the Company and an Optionee respecting the grant of an Option.

                2.14 "Option Stock" means stock subject to an Option granted pursuant to this Plan.

                2.15 "Optionee" means a person who receives an Option.

                2.16 "Plan" means the Company's 1994 Non-Employee Directors'
            Stock Option Plan.

                2.17 "Shares" means the shares of Common Stock.

                2.18 "Shareholders" means the holders of Shares.

         3. STOCK SUBJECT TO THE PLAN.

            Subject to the provisions of Section 10 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan, excluding those Shares constituting the unexercised portion of any cancelled, terminated or expired Options, is 50,000 Shares, subject to adjustment in accordance with Section 9 of this Plan. These Shares may be authorized but unissued or reacquired Shares.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Options under the Plan.

         4. ADMINISTRATION OF THE PLAN.

            This Plan shall be administered by the Committee. The Committee shall have authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the


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Plan and are necessary or desirable for its implementation and administration.
All determinations and decisions made by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons, including the Company, its Shareholders, Eligible Directors and their estates and beneficiaries.

         5. GRANTS OF OPTIONS.

                5.1 Nondiscretionary Annual Grants. Each Eligible Director
            shall receive an annual grant of an Option to purchase 1,000 Shares.

                5.2 Adjustment. The number of Shares subject to an Option shall be subject to adjustment from time to time in accordance with
            Section 9 hereof.

         6. TERM OF PLAN.

            Subject to approval of Shareholders as contemplated by Section 10.1, this Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the earlier of the date of adoption of this Plan by the Board or its approval by the Shareholders as contemplated by Section 10.1.

         7. TERMS OF OPTION AGREEMENT.

            Upon the grant of each Option, the Company and the Optionee shall enter into an Option Agreement which shall specify the Grant Date and the purchase price, and shall include or incorporate by reference the substance of the following provisions and, as the Committee may determine, such other provisions consistent with this Plan.

                7.1 Term. The term of the Option shall be five years from its
            Grant Date unless otherwise extended by the Board, subject to earlier termination in accordance with Sections 7.6, 7.7 or 7.8 hereof.

                7.2 Exercise. The Option shall be exercisable immediately upon the expiration of a six (6) month waiting period which begins on the Grant Date. During the Optionee's lifetime, an Option shall be exercisable only by the Optionee, except in the event of the Long-Term Disability of an Optionee, an Option may be exercised by the Optionee's legal representative in accordance with Section 7.8 hereof.


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                7.3 Purchase Price. The purchase price of a particular Share shall be equal to the Fair Market Value of a Share on the Grant Date of the corresponding Option.

                7.4 Payment of Purchase Price. The purchase price of Shares acquired pursuant to an Option shall be paid at the time the Option is exercised. Payment of the purchase price shall be made in cash or Shares valued at the Fair Market Value on the date of exercise of the Option, provided such shares have been held for at least six
            (6) months.

                7.5 Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution.

                7.6 Termination of Membership on the Board. If an Optionee's
            membership on the Board terminates for any reason other than death or Long-Term Disability, an Option held at the date of termination shall expire on termination, and may not be exercised following such time.

                7.7 Termination by Death. In the case of an Optionee's death, an Option held at such time (but only to the extent exercisable on the date of death in accordance with Section 7.2) may be exercised in whole or in part at any time within 6 months after the date of death (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Such Options may be exercised by the person or persons (including his estate) to whom the Optionee's rights under such Option shall have passed by will or by laws of descent and distribution. Any Options which may not be exercised as of the date of death shall expire immediately and may not be exercised.

                7.8 Termination Due to Long-Term Disability. In the case of the
            Long-Term Disability of an Optionee causing Optionee's termination as a Director, an Option held at such time (but only to the extent exercisable on the date the Optionee ceases to become a Director in accordance with Section 7.2) may be exercised in whole or in part at any time within 6 months after the date on which the Optionee ceased to be a Director (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Such Options may be exercised by the Optionee or the legal representative of the Optionee. Any Options which may not be exercised as of the date the Optionee ceases to be a Director shall expire immediately and may not be exercised.


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                7.9 Non-Qualified Plan. An Option under this Plan shall not be treated as an "incentive stock option" as such term is defined in
            Section 422(b) of the Code.

         8. EXERCISE OF OPTIONS.

            Any Option granted hereunder shall be exercisable as specified in
Section 7.2 hereof, under such conditions as the Committee shall designate under the terms of the Plan and of the Option Agreement. An Option shall be exercisable in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires as specified in Section 7.1. Fractional shares may not be issued when an Option is exercised.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares in respect of which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in Section 10 of the Plan.

         9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

            The number of Shares which may be issued under the Plan, as stated in Section 3 hereof, the number of Shares issuable with respect to any subsequent grants of Options under Section 5 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall, in accordance with the provisions of Section 424(a) of the Code, be adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment to the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustments.

            In the event of a proposed dissolution, liquidation, or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which Shareholders are to receive cash, securities or other property, and provision is not made for the continuance and assumption of Options under the Plan, or the

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substitution for such options of new options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall terminate all outstanding Options upon at least seven days' prior notice to each Optionee and cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the purchase price of each such Share and the consideration per Share to be received by the Shareholders in connection with such transaction.

         10. APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN.

                10.1 Approval. This Plan shall be adopted by the Board, and shall be presented to the Shareholders of the Company for their approval by vote of a majority of such Shareholders present, or represented at a meeting duly held, such approval to be given within twelve (12) months before or after the date of adoption hereof.

                10.2 Amendment. The Committee may amend this Plan at any time and from time to time in such respects as the Committee may deem advisable, subject to any regulatory or Shareholder approval required by law or required for transactions under this Plan to maintain exempt status under Rule 16b-3 of the Securities Exchange Act of 1934; provided that in no event shall the Plan be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, the Plan shall not be amended to increase materially the benefits accruing to participants under the Plan without Shareholder approval.

                10.3 Termination and Suspension. At any time with the approval of the Board, the Committee may terminate or suspend this Plan without further approval of the Shareholders. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.


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         11. REQUIREMENTS OF LAW.

                11.1 Requirements of Law. The granting of Options and the
            issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                11.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.

         12. GENERAL PROVISIONS.

                12.1 No Right to Continue. Nothing in the Plan or any
            instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to be a Director or affect the right of the Shareholders to terminate the directorship of any Eligible Director.

                12.2 Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company.

                12.3 Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or sent by first class mail addressed (a) if to an Eligible Director, at the Director's address set forth in the corporate records of the Company or (b) if to the Company, to its Secretary at its principal executive offices.



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